EXHIBIT 10.34

Fifth Amendment to the
Weingarten Realty Investors
Deferred Compensation Plan

WEINGARTEN REALTY INVESTORS, a Texas real estate investment trust (the “Employer”) has previously established the Weingarten Realty Investors Deferred Compensation Plan (the “Plan”) under the terms of which eligible participants are entitled to defer a portion of their compensation.

The Employer desires to amend the Plan to permit participation in the Plan by any individual who provides services to the Employer as an independent contractor if such individual is designated for participation in the Plan;

NOW THEREFORE, the Board of Trust Managers desires to amend the Plan as follows, to be effective January 1, 2006.

1.	Section 1.6 of the Plan is hereby amended, as underlined, to be and read as follows:

1.6	Compensation. The Participant’s earned income, including Salary, Bonus and other remuneration, including self-employment income (if applicable), received from the Employer.

2.	Section 1.8 of the Plan is hereby amended, as underlined, to be and read as follows:

1.8
Deferral Election. The separate written agreement, submitted to the Administrator, by which an Eligible Employee or an Eligible Independent Contractor agrees to participate in the Plan and make Deferrals thereto.

3.0	Section 1.14 of the Plan is hereby amended, as underlined, to be and read as follows:

1.14	Participant. An Eligible Employee or Eligible Independent Contractor who is a Participant as provided in Article II.

4.	Article I of the Plan is hereby amended by adding the following Section at the end thereof to be and read as follows:

1.21
Eligible Independent Contractor. An individual who provides services to the Employer as an independent contractor shall be considered an Eligible Independent Contractor if such individual is designated as an Eligible Independent Contractor by the Chief Executive Officer.

5.	Section 2.1 of the Plan is hereby amended, as underlined, to be and read as follows:

2.1	Commencement of Participation. Each Eligible Employee or Eligible Independent Contractor shall become a Participant on the date his or her Deferral

2.1
Election first becomes effective. Prior to participation in the Plan, each Participant shall be required to designate on a Deferral Election the form and timing of the distribution of his or her Accounts.

6.	Section 2.2(a) of the Plan is hereby amended, as underlined, to be and read as follows:

(a)
A Participant who is no longer an Eligible Employee or an Eligible Independent Contractor shall not be permitted to submit a Deferral Election, and all Deferrrals for such Participant shall cease as of the end of the Plan Year in which such Participant is determined to no longer be an Eligible Employee or an Eligible Independent Contractor.

7.	Section 3.1(b) of the Plan is hereby amended, as underlined, to be and read as follows:

(b)
Each Participant shall deliver a Deferral Election to the Employer before any Deferrals can become effective. Such Deferral Election shall be effective with respect only to Compensation, Option awards or Restricted Share awards attributable to services rendered in the calendar year following the calendar year in which such Deferral Election is made; provided, however, that in the year in which an Eligible Employee or an Eligible Independent Contractor is first eligible to participate, such Deferral Election shall be filed within (30) days of the date on which such individual is first eligible to participate, to be effective with respect to cash Compensation, Option awards or Restricted Share awards received for services rendered during the remainder of the calendar year. Notwithstanding the preceding provisions of this paragraph (b), with respect solely to deferrals made on or before December 31, 2005, that are attributable to services performed in 2005, to be effective with respect to Compensation, Option awards, or Restricted Share awards payable after the date on which such Deferral Election becomes effective.

IN WITNESS WHEREOF, Weingarten Realty Investors has caused this instrument to be executed this 11th date of May, 2006, to be effective January 1, 2006.

WEINGARTEN REALTY INVESTORS

By:	/s/ Stephen Richter
Name:	Stephen Richter
Title:	Executive VP/CFO